Exhibit 10.1
Execution Copy
SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO MULTICURRENCY REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Second Amendment”) is made and entered into as of the 29th day of December, 2010, by and among LOJACK CORPORATION (“LoJack”), the Subsidiaries listed on Schedule 1 to the Credit Agreement referred to below (collectively with LoJack, and together with the other Persons that from time to time become Borrowers pursuant to the provisions of the Credit Agreement, the “Borrowers”), the Guarantors listed on Schedule 1 to the Credit Agreement (collectively with the other Persons that from time to time become Guarantors pursuant to the provisions of the Credit Agreement, the “Guarantors”), the Lenders listed on Schedule 2 to the Credit Agreement (collectively, the “Lenders”), RBS CITIZENS, N.A., as Administrative Agent for itself and each of the other Lenders from time to time party to the Credit Agreement (the “Agent”) and Lead Arranger, and TD BANK, N.A., as Issuing Bank. Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in the Credit Agreement.
WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent are party to that certain Multicurrency Revolving Credit Agreement, dated as of December 29, 2009 (as the same may be amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms set forth therein;
WHEREAS, the Borrowers and the Guarantors have requested certain amendments to the Credit Agreement including, but not limited to, the extension of the Maturity Date until January 10, 2014; and
WHEREAS, the Agent and the Required Lenders are willing to make such amendments to the Credit Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
I. DEFINITIONS.
Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Second Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

II. AMENDMENTS TO CREDIT AGREEMENT.
Effective as of the Second Amendment Date (as defined below), the Credit Agreement is hereby amended as follows:
(1) Amendments to Section 1.1 (Definitions) of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:
(a) The table set forth in the definition of “Applicable Margin” is hereby deleted, and the following is inserted in lieu thereof:

		Applicable Margin
	Consolidated Funded	For Eurodollar Rate	Applicable Margin
	Debt to Consolidated	Loans and Standby	For Base Rate
Level	EBITDA Ratio	Letters of Credit	Loans	Commitment Fee
I	> 1.75:1	3.250%	1.000%	0.500%
II	≥ 1.25:1 and ≤ 1.75:1	3.000%	0.500%	0.375%
III	< 1.25:1	2.750%	0.000%	0.250%
(b) The definition of “Consolidated EBITDA” is hereby amended by inserting the following paragraph at the end thereof:
“For the purposes of calculating the financial covenants set forth in Article 10 hereof or otherwise, Consolidated EBITDA may be further adjusted from time to time with the consent of the Required Lenders.”
(c) The definition of “Interest Payment Date” is hereby amended by inserting the following clause (c) at the end thereof:
“and (c) as to any Eurodollar Rate Loan having an Interest Period of greater than three months, the date that is three months following the beginning of such Interest Period and the last Business Day of the applicable Interest Period.”
(d) The definition of “Maturity Date” is hereby amended by deleting the reference therein to “the second (2nd) anniversary of the Closing Date” and inserting the following in place thereof: “January 10, 2014.”
(e) The following definition of “Second Amendment Date” is hereby inserted in the correct alphabetical position:
“Second Amendment Date. Means December 29, 2010.”
(2) Amendment to Section 2.2.1(b)(iii) of the Credit Agreement. Section 2.2.1(b)(iii) of the Credit Agreement is hereby deleted, and the following is inserted in lieu thereof:
“(iii) the expiry date of such Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Issuing Bank has agreed to such expiry date and the Borrowers have posted cash collateral covering 105% of the face amount of such Letter of Credit in a manner acceptable to the Agent and the Issuing Bank;”
(3) Amendment to Section 7.2 (Subsidiaries) of the Credit Agreement. The first parenthetical in Section 7.2 of the Credit Agreement is hereby deleted, and the following is inserted in lieu thereof:
“(as the same may be deemed amended from time to time pursuant to § 8.9 hereof or as otherwise agreed to by the Required Lenders, the “Disclosure Letter”)”

(4) Amendment to Section 9.10 (No Stock Repurchase) of the Credit Agreement. The proviso set forth in Section 9.10 of the Credit Agreement is hereby deleted, and the following is inserted in lieu thereof:
“provided, that, so long as no Default or Event of Default exists or would otherwise be created by the consummation of such a repurchase transaction, LoJack may repurchase Capital Stock not exceeding $10,000,000 in the aggregate for the period commencing on the Second Amendment Date and ending on the Maturity Date.”
(5) Amendment to Schedule 2.1 (Authorized Representatives) to the Credit Agreement. Schedule 2.1 to the Credit Agreement is hereby deleted and replaced with the restated Schedule 2.1 attached as Annex A hereto.
III. CONDITIONS TO EFFECTIVENESS:
This Second Amendment shall become effective when each of the following conditions is met thereto (the “Second Amendment Date”):
(1) receipt by the Agent of this Second Amendment, duly and properly authorized, executed and delivered by each of the respective parties;
(2) receipt by the Agent of certified copies of any amendments to the charter, articles of incorporation and bylaws (or comparable organizational documents for the applicable jurisdiction) of the Loan Parties executed since the Closing Date, certified in each instance by its Secretary, Assistant Secretary or other duly authorized officer of such Loan Party;
(3) receipt by the Agent of copies of resolutions of the Board of Directors of the Loan Parties (or similar governing body) authorizing the execution, delivery and performance of this Second Amendment and the consummation of the transactions contemplated hereby, together with specimen signatures of the persons authorized to execute this Second Amendment on its behalf, all certified in each instance by its Secretary, Assistant Secretary or other duly authorized officer of such Loan Party;
(4) receipt by the Agent of the certificates of good standing for each of the Loan Parties (or the substantive equivalent certificates for Loan Parties outside of the United States) from the office of the secretary of the state of its incorporation or organization and of each state or jurisdiction in which it is qualified to do business as a foreign corporation or organization;
(5) receipt by the Agent of copies of UCC and other appropriate search reports (including Intellectual Property) covering, in the case of each search, the period from the date of the most recent search of that type delivered to the Agent through a recent date; and
(6) receipt by the Agent of an upfront commitment fee equal to $75,000 for the account of the Lenders, which fee shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Credit Agreement and in connection with this Second Amendment.

IV. REPRESENTATIONS AND WARRANTIES:
Each of the Borrowers and the Guarantors represent and warrant to the Agent and the Lenders as follows:
(1) The execution, delivery and performance of this Second Amendment and the transactions contemplated hereby (i) are within the corporate authority of each Borrower and Guarantor, (ii) have been duly authorized by all necessary corporate proceedings of each Borrower and Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower or Guarantor, and (iv) do not conflict with any provision of the governing documents of any Borrower or Guarantor.
(2) The execution, delivery and performance of this Second Amendment, and the Credit Agreement as amended hereby, will result in valid and legally binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.
(3) The execution, delivery and performance by the Borrowers and the Guarantors of this Second Amendment does not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.
(4) The representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects (if not qualified as to materiality or Material Adverse Effect) or in any respect (if so qualified) as of the Second Amendment Date as though made on and as of the Second Amendment Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
(5) After giving effect to this Second Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

V. MISCELLANEOUS:
(1) Ratification, Etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Second Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Second Amendment.
(2) Guarantor Consent. Each of the undersigned Guarantors has guaranteed all of the Obligations under (and as defined in) the Credit Agreement. By executing this Second Amendment, each Guarantor hereby absolutely and unconditionally reaffirms to the Lenders that such Guarantor’s Guaranty remains in full force and effect and covers all Obligations under the Credit Agreement. In addition, each Guarantor hereby acknowledges and agrees to the terms and conditions of this Second Amendment (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable herein).
(3) Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.
(4) Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Credit Agreement as of the date first set forth above.

BORROWERS: LOJACK CORPORATION
By:	/s/ Timothy P. O’Connor
	Name:	Timothy P. O’Connor
	Title:	Executive Vice President and Chief Financial Officer

LOJACK GLOBAL LLC
By:	/s/ Timothy P. O’Connor
	Name:	Timothy P. O’Connor
	Title:	Executive Vice President and Chief Financial Officer

LOJACK OPERATING COMPANY, L.P.
By:	LoJack Corporation, its General Partner

By:	/s/ Timothy P. O’Connor
	Name:	Timothy P. O’Connor
	Title:	Executive Vice President and Chief Financial Officer

LOJACK SAFETYNET, INC.
By:	/s/ Timothy P. O’Connor
	Name:	Timothy P. O’Connor
	Title:	Treasurer

BOOMERANG TRACKING, INC.
By:	/s/ Timothy P. O’Connor
	Name:	Timothy P. O’Connor
	Title:	Vice President and Treasurer
Signature Page to Citizens/LoJack Second Amendment

GUARANTOR: LSC LOCATOR SYSTEMS INTERNATIONAL CORP.
By:	/s/ Timothy P. O’Connor
	Name:	Timothy P. O’Connor
	Title:	Treasurer
Signature Page to Citizens/LoJack Second Amendment

LENDERS: RBS CITIZENS, N.A. as Lender and Agent
By:	/s/ David J. Bugbee
	Name:	David J. Bugbee
	Title:	Senior Vice President
Signature Page to Citizens/LoJack Second Amendment

TD BANK, N.A., as Lender and Issuing Bank
By:	/s/ Meg D. McIsaac
	Name:	Meg D. McIsaac
Signature Page to Citizens/LoJack Second Amendment

ANNEX A
Schedule 2.1 to the Credit Agreement
Richard T. Riley
Timothy P. O’Connor
John Barrett
Betsy Marble